Exhibit 24


                 COLUMBUS SOUTHERN POWER COMPANY


          I, John M. Adams, Jr., Assistant Secretary of COLUMBUS SOUTHERN POWER COMPANY, HEREBY CERTIFY that the following constitutes a true and exact copy of the resolutions duly adopted by the affirmative vote of a majority of the Board of Directors of said Company at a meeting of said Board duly and legally held on August 25, 1997, at which meeting a quorum of the Board of Directors of said Company was present and voting throughout. I further certify that said resolutions have not been altered, amended or rescinded, and that they are presently in full force and effect.
          GIVEN under my hand this 19th day of September, 1997.

                              _/s/ John M. Adams, Jr._______
                                   Assistant Secretary



                 COLUMBUS SOUTHERN POWER COMPANY
                         August 25, 1997

          The Chairman outlined a proposed financing program through September 30, 1998 of the Company involving the issuance and sale, either at competitive bidding, through a negotiated public offering with one or more agents or underwriters or through private placement, of up to $135,000,000 (or its equivalent in another currency or composite currency) aggregate principal amount of Debt Securities comprised of first mortgage bonds or secured or unsecured promissory notes, or a combination of each, in one or more new series, each series to have a maturity of not more than 50 years. The Chairman stated that, as an alternative to issuing Debt Securities, the Company might enter into a term loan agreement or note purchase agreement with one or more commercial banks, financial institutions or other institutional investors, providing for the issuance of unsecured notes with a maturity in excess of nine months in an aggregate principal amount of up to $135,000,000.

          The Chairman then stated that it was proposed that the proceeds to be received in connection with the proposed sale of Debt Securities would be added to the general funds of the Company and used to pay at maturity, or prepay as may be appropriate and as may then be desirable, or purchase directly or indirectly, currently outstanding debt or for other corporate purposes.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that the proposed financing program of this Company, as outlined at this meeting, be, and the same hereby is, in all respects ratified, confirmed and approved; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to take all steps necessary, or in their opinion desirable, to carry out the financing program outlined at this meeting.

          The Chairman reminded the meeting that the Company has in place an order of The Public Utilities Commission of Ohio authorizing the issuance of $135,000,000 of Debt Securities through September 30, 1997 and that, in connection with the proposed financing program, an application for additional authority through September 30, 1998 has been filed with The Public Utilities Commission of Ohio. The Chairman also stated that it may be necessary to file one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended, and to register or qualify the securities to be sold pursuant to such financing program under the "blue sky" laws of various jurisdictions.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that with respect to the proposed financing program approved at this meeting, the actions taken by the officers of this Company in connection with the execution and filing on behalf of the Company of an Application with The Public Utilities Commission of Ohio, be, and they hereby are, ratified, confirmed and approved in all respects; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and file with the Securities and Exchange Commission ("SEC") on behalf of the Company one or more Registration Statements pursuant to the applicable provisions of the Securities Act of 1933, as amended; and further

               RESOLVED, that it is desirable and in the best interest of the Company that the Debt Securities be qualified or registered for sale in various jurisdictions; that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or an Assistant Secretary hereby are authorized to determine the jurisdictions in which appropriate action shall be taken to qualify or register for sale all or such part of the Debt Securities of the Company as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Company any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such jurisdictions, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the action so taken; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized and directed to take any and all further action in connection therewith, including the execution and filing of such amendment or amendments, supplement or supplements and exhibit or exhibits thereto as the officers of this Company may deem necessary or desirable.

          The Chairman further stated that, in connection with the filing with the SEC of one or more Registration Statements relating to the proposed issuance and sale of up to $135,000,000 of Debt Securities, there was to be filed with the SEC a Power of Attorney, dated August 25, 1997, executed by the officers and directors of this Company appointing true and lawful attorneys to act in connection with the filing of such Registration Statement(s) and any and all amendments thereto.

          Thereupon, on motion duly made and seconded, the following preambles and resolutions were unanimously adopted:

               WHEREAS, Columbus Southern Power Company proposes to file with the SEC one or more Registration Statements for the registration pursuant to the applicable provisions of the Securities Act of 1933, as amended, of up to $135,000,000 aggregate principal amount of Debt Securities, in one or more new series, each series to have a maturity of not less than nine months and not more than 50 years; and

               WHEREAS, in connection with said Registration Statement(s), there is to be filed with the SEC a Power of Attorney, dated August 25, 1997, executed by certain of the officers and directors of this Company appointing E. Linn Draper, Jr., G. P. Maloney, Bruce M. Barber and Armando A. Pena, or any one of them, their true and lawful attorneys, with the powers and authority set forth in said Power of Attorney;

               NOW, THEREFORE, BE IT

               RESOLVED, that each and every one of said officers and directors be, and they hereby are, authorized to execute said Power of Attorney; and further

               RESOLVED, that any and all action hereafter taken by any of said named attorneys under said Power of Attorney be, and the same hereby is, ratified and confirmed and that said attorneys shall have all the powers conferred upon them and each of them by said Power of Attorney; and further

               RESOLVED, that said Registration Statement(s) and any amendments thereto, hereafter executed by any of said attorneys under said Power of Attorney be, and the same hereby are, ratified and confirmed as legally binding upon this Company to the same extent as if the same were executed by each said officer and director of this Company personally and not by any of said attorneys.

          The Chairman advised the meeting that it was proposed to designate independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities proposed to be issued and sold in connection with the proposed financing program of the Company.

          Thereupon, on motion duly made and seconded, it was unanimously

               RESOLVED, that Dewey Ballantine be, and said firm hereby is, designated as independent counsel for the successful bidder or bidders and/or agents of the Company for the new series of Debt Securities of this Company proposed to be issued and sold in connection with the proposed financing program of this Company.

          The Chairman stated that it may be desirable to enter into a treasury hedge agreement, such as a treasury lock agreement, treasury put option or interest rate collar agreement ("Treasury Hedge Agreement") to protect against future interest rate movements in connection with the issuance of the Debt Securities. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into a Treasury Hedge Agreement, provided that the amount covered by such Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering and that the term of such Agreement will not exceed 90 days.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Treasury Hedge Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the amount covered by such Agreement would not exceed the principal amount of Debt Securities the Company anticipates offering and that the term of such Agreement will not exceed 90 days; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman explained that, with respect to the issuance of up to $135,000,000 of Debt Securities through one or more agents under a medium term note program, the Company could enter into a Selling Agency Agreement. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into such Selling Agency Agreement with securities dealers yet to be determined.

          Thereupon, upon motion duly made and seconded, it was unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, a Selling Agency Agreement with such securities dealers in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable.

          The Chairman next explained that the Company could also enter into an Underwriting Agreement ("Underwriting Agreement") with certain underwriters, under which the underwriters may purchase up to $135,000,000 aggregate principal amount of Debt Securities having an interest rate and maturity to be determined, such interest rate not to exceed 11% per annum and the maturity thereof to be not less than nine months nor more than 50 years. The Chairman recommended that the Board authorize the appropriate officers of the Company to enter into an Underwriting Agreement and determine the purchase price of the Debt Securities, provided that the price shall not be less than 95%, including compensation to the underwriters of no more than 1.25%, of the aggregate principal amount of the Debt Securities.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, an Underwriting Agreement in such form as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval, provided that the purchase price of the Debt Securities shall not be less than 95%, including compensation to the underwriters of no more than 1.25%, of the aggregate principal amount of the Debt Securities; and further

               RESOLVED, that the proper officers of the Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.

          The Chairman related to the meeting that any Underwriting Agreement and any Selling Agency Agreement would be entered into in connection with the issuance of Debt Securities. He further noted that, in order to enable the Company to perform its obligations under the Selling Agency Agreement or the Underwriting Agreement approved at this meeting providing for the sale of up to $135,000,000 aggregate principal amount of First Mortgage Bonds, it was proposed that the Board authorize the appropriate officers to create one or more new series of First Mortgage Bonds, to be issued under the Indenture of Mortgage and Deed of Trust, dated September 1, 1940, of the Company to Citibank, N.A., as Trustee, as heretofore supplemented and amended, and as to be supplemented and amended by one or more additional Supplemental Indentures to the Indenture of Mortgage and Deed of Trust, each of said new series of First Mortgage Bonds to be entitled and designated as, in the case of a medium term note program, "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________", and, in the case of an Underwriting Agreement, "First Mortgage Bonds, ______% Series due ____________", with the interest rate, maturity and certain other terms of each such series of First Mortgage Bonds to be designated at the time of creation thereof, such interest rate not to exceed 11% per annum and the maturity thereof to be not less than nine months nor more than 50 years.

          Thereupon, after full and thorough discussion, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the officers of this Company
          (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized to create up to $135,000,000 aggregate principal amount of First Mortgage Bonds in one or more series, each series to be issued under and secured by the Indenture of Mortgage and Deed of Trust, dated September 1, 1940, of the Company to Citibank, N.A., as Trustee, and certain indentures supplemental thereto, including one or more additional Supplemental Indentures to the Indenture of Mortgage and Deed of Trust, in substantially the form presented to this meeting, to be made by this Company to Citibank, N.A., as Trustee (said Indenture of Mortgage and Deed of Trust as heretofore supplemented and amended, and as to be supplemented and amended, being hereinafter called the "Mortgage"), each series to be designated and to be distinguished from bonds of all other series by the title, in the case of a medium term note program, "First Mortgage Bonds, Designated Secured Medium Term Notes, ______% Series due ____________", and, in the case of an Underwriting Agreement, "First Mortgage Bonds, ______% Series due ____________", (hereinafter called "bonds of each New Series"), provided that the interest rate, maturity and the applicable redemption provisions, if any, and such other terms, including, but not limited to, interest payment dates and record payment dates, shall be designated at the time of creation thereof and further provided that such interest rate shall not exceed 11% per annum and such maturity shall not be less than nine months nor more than 50 years; and further

               RESOLVED, that the officers of this Company
          (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) be, and they hereby are, authorized and directed to execute and deliver, under the seal of and on behalf of this Company, one or more additional Supplemental Indentures, specifying the designation, terms, redemption provisions and other provisions of the bonds of each New Series and providing for the creation of the bonds of each New Series and effecting the amendments to the Mortgage described therein, such instrument to be substantially in the form presented to this meeting and ordered to be filed with the records of this Company, with such changes therein as the officers executing the same may, upon the advice of counsel, approve at the time of execution (such approval to be conclusively evidenced by their execution thereof); that Citibank, N.A. is hereby requested to join in the execution of said Supplemental Indentures, as Trustee; and that the officers (including the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary) of this Company be, and they hereby are, authorized and directed to record and file, or to cause to be recorded and filed, said Supplemental Indentures in such offices of record and take such other action as may be deemed necessary or advisable in the opinion of counsel for the Company; and that such officers be, and they hereby are, authorized to determine and establish the basis on which the bonds of each New Series shall be authenticated under the Mortgage; and further

               RESOLVED, that the terms and provisions of the bonds of each New Series and the forms of the registered bonds of each New Series and of the Trustee's Authentication Certificate be, and they hereby are, established as provided in the form of Supplemental Indenture to the Mortgage hereinbefore authorized, with such changes as may be required upon the establishment of the further terms thereof by the appropriate officers of the Company as herein authorized; and further

               RESOLVED, that the registered bonds of each New
          Series shall be substantially in the form set forth in the form of Supplemental Indenture approved at this meeting; and further

               RESOLVED, that, subject to compliance with the provisions of Sections 3 and 6 of Article III and
          Section 7 of Article XVII of the Mortgage, the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute under the seal of this Company in accordance with the provisions of Section 3 of Article II of the Mortgage (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to Citibank, N.A., as Trustee under the Mortgage, bonds of each New Series in the aggregate principal amount of up to $135,000,000 as definitive fully registered bonds without coupons in denominations of $1,000 or integral multiples thereof; and further

               RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the bonds of each New Series ceases to be such an officer prior to their issuance, the bonds of each New Series so signed or bearing such facsimile signature shall nevertheless be valid; and further

               RESOLVED, that, subject as aforesaid, Citibank, N.A., as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, bonds of each New Series and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers; and further

               RESOLVED, that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, John M. Adams, Jr. of Worthington, Ohio, Thomas G. Berkemeyer of Hilliard, Ohio, Ann B. Graf of Columbus, Ohio, and David C. House of Upper Arlington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render the Opinion of Counsel required by
          Article III and Section 3 of Article XV of said Mortgage in connection with the authentication and delivery of the bonds of each New Series; and further

               RESOLVED, that James J. Markowsky of Worthington, Ohio, John R. Jones, III of Dublin, Ohio or Bruce A. Renz of Worthington, Ohio, engineers and officers of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed the Engineer to make with the President, any Vice President, the Treasurer or an Assistant Treasurer of this Company any Engineer's Certificate required by Article III of the Mortgage, in connection with the authentication and delivery of the bonds of each New Series; and further

               RESOLVED, that the office of Citibank, N.A. at 120 Wall Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, fixed as the office or agency of this Company for the payment of the principal of and the interest on the bonds of each New Series and as the office or agency of the Company in The City of New York for the registration, transfer and exchange of registered bonds of each New Series; and further

               RESOLVED, that said Citibank, N.A., be, and it hereby is, appointed as the agent of this Company, in the Borough of Manhattan, The City of New York for the payment of the principal of and interest on the bonds of each New Series, and for the registration, transfer and exchange of registered bonds of each New Series; and further

               RESOLVED, that said Citibank, N.A., be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on bonds of each New Series, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

               RESOLVED, that, until further action by this Board, the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of bonds of each New Series, pursuant to
          Article II of the Mortgage without charging a sum for any bond of the New Series issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to reimburse the Company for any tax or other governmental charge required to be paid by the Company in connection therewith; and further

               RESOLVED, that the firm of Deloitte & Touche LLP be, and they hereby are, appointed as independent accountants to render any independent public accountant's certificate required under Section 27 of the Mortgage; and further

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

          The Chairman stated to the meeting that it was necessary that the Board authorize the execution and delivery of an Indenture to be entered into between the Company and Bankers Trust Company or any successor trustee ("Indenture") to provide for the issuance of unsecured notes, in an unlimited aggregate principal amount to be issued from time to time in one or more series ("Notes").

     Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer, and the Secretary or any Assistant Secretary be, and they hereby are, authorized to execute and deliver the Indenture in substantially the form of such Indenture submitted to this meeting, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and that Bankers Trust Company is hereby approved and appointed as trustee under such Indenture.

          The Chairman then stated to the meeting that, in order to enable the Company to perform its obligations under the Selling Agency Agreement or the Underwriting Agreement approved at this meeting providing for the sale of up to $135,000,000 aggregate principal amount of the Notes, it was necessary that the Board authorize the execution and delivery of one or more Company Orders or Supplemental Indentures to the Indenture between the Company and Bankers Trust Company (the "Supplemental Indenture"), forms of which were presented to the meeting. The terms of each series of Notes will be established under a Company Order or a Supplemental Indenture. The interest rate, maturity and certain other terms have not yet been determined. The Chairman recommended that the Board authorize the appropriate officers of the Company to determine the financial terms and conditions of the Notes, including, without limitation, (i) the principal amount of the Notes to be sold in each offering, (ii) the interest or method of determining the interest on the Notes,
(iii) the maturity (which shall not exceed 50 years from the date of issuance) and redemption provisions of the Notes and (iv) such other terms and conditions as are contemplated or permitted by the Indenture, a Company Order or a Supplemental Indenture. Any fixed interest rate applicable to the Notes would not exceed by more than 2.5% the yield to maturity at the date of pricing on United States Treasury Bonds of comparable maturity. Any initial fluctuating interest rate applicable to the Notes would not exceed 9%.

          Thereupon, it was, on motion duly made and seconded, unanimously

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized to create up to $135,000,000 aggregate principal amount of Notes to be issued under the Indenture and one or more Supplemental Indentures or Company Orders, in substantially the form presented to this meeting, and with such financial terms and conditions as determined by appropriate officers of this Company, pursuant to the Indenture and one or more Supplemental Indentures or Company Orders, and with either a fixed rate of interest which shall not exceed by more than 2.5% the yield to maturity at the date of pricing on United States Treasury Bonds of comparable maturity or at an initial fluctuating rate of interest which at the time of issuance would not exceed 9%, or at a combination of such described fixed or fluctuating rates, and to specify the maturity, redemption or tender provisions and other terms, at the time of issuance thereof with the maturity not to exceed 50 years; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer and the Secretary or any Assistant Secretary be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, one or more Supplemental Indentures or Company Orders, specifying the designation, terms, redemption provisions and other provisions of the Notes and providing for the creation of each series of Notes, each such instrument to be substantially in the form presented to this meeting, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; that Bankers Trust Company is hereby requested to join in the execution of any Supplemental Indenture, as Trustee; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President, the Treasurer or any Assistant Treasurer be, and they hereby are, authorized and directed to execute and deliver, on behalf of this Company, to the extent not determined in a Supplemental Indenture or Company Order, a certificate requesting the authentication and delivery of any such Notes and establishing the terms of any tranche of such series or specifying procedures for doing so in accordance with the procedures established in the Indenture; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer and the Secretary or any Assistant Secretary of this Company be, and they hereby are, authorized and directed to execute in accordance with the provisions of the Indenture (the signatures of such officers to be effected either manually or by facsimile, in which case such facsimile is hereby adopted as the signature of such officer thereon), and to deliver to Bankers Trust Company, as Trustee under the Indenture, the Notes in the aggregate principal amount of up to $135,000,000 as definitive fully registered bonds without coupons in denominations of $1,000 or integral multiples thereof or such other denominations as may be permitted under the Indenture; and further

               RESOLVED, that if any authorized officer of this Company who signs, or whose facsimile signature appears upon, any of the Notes ceases to be such an officer prior to their issuance, the Notes so signed or bearing such facsimile signature shall nevertheless be valid; and further

               RESOLVED, that, subject as aforesaid, Bankers Trust Company, as such Trustee, be, and it hereby is, requested to authenticate, by the manual signature of an authorized officer of such Trustee, the Notes and to deliver the same from time to time in accordance with the written order of this Company signed in the name of this Company by its Chairman, President, any Vice President, the Treasurer or any Assistant Treasurer; and further

               RESOLVED, that John F. Di Lorenzo, Jr. of Upper Arlington, Ohio, John M. Adams, Jr. of Worthington, Ohio, Thomas G. Berkemeyer of Hilliard, Ohio, Ann B. Graf of Columbus, Ohio, and David C. House of Upper Arlington, Ohio, attorneys and employees of American Electric Power Service Corporation, an affiliate of this Company, be, and each of them hereby is, appointed Counsel to render any Opinion of Counsel required by the Indenture in connection with the authentication and delivery of the Notes; and further

               RESOLVED, that the office of Bankers Trust
          Company, at Four Albany Street, in the Borough of Manhattan, The City of New York, be, and it hereby is, designated as the office or agency of this Company, in accordance with the Indenture, for the payment of the principal of and the interest on the Notes, for the registration, transfer and exchange of Notes and for notices or demands to be served on the Company with respect to the Notes; and further

               RESOLVED, that said Bankers Trust Company, be, and it hereby is, appointed the withholding agent and attorney of this Company for the purpose of withholding any and all taxes required to be withheld by the Company under the Federal revenue acts from time to time in force and the Treasury Department regulations pertaining thereto, from interest paid from time to time on the Notes, and is hereby authorized and directed to make any and all payments and reports and to file any and all returns and accompanying certificates with the Federal Government which it may be permitted or required to make or file as such agent under any such revenue act and/or Treasury Department regulation pertaining thereto; and further

               RESOLVED, that the officers of this Company be, and they hereby are, authorized and directed to effect transfers and exchanges of the Notes, pursuant to the Indenture without charging a sum for any Note issued upon any such transfer or exchange other than a charge in connection with each such transfer or exchange sufficient to cover any tax or other governmental charge in relation thereto; and further

               RESOLVED, that Bankers Trust Company be, and it hereby is, appointed as Note Registrar in accordance with the Indenture; and further

               RESOLVED, that the officers of the Company be, and they hereby are, authorized and directed to execute such instruments and papers and to do any and all acts as to them may seem necessary or desirable to carry out the purposes of the foregoing resolutions.

          The Chairman further stated that it would be desirable to authorize the proper officers of the Company on behalf of the Company, to enter into one or more term loan or note purchase agreements with terms similar to those contained in the representative forms presented to the meeting ("Proposed Agreement") with one or more as yet unspecified commercial banks, financial institutions or other institutional investors, which would provide for the Company to borrow up to $135,000,000. Such borrowings would be evidenced by an unsecured promissory note or notes ("Note") of the Company maturing not less than nine months nor more than thirty years after the date thereof, bearing interest to maturity at either a fixed rate, floating rate, or combination thereof. Any fixed interest rate of the Note will not be greater than 250 basis points above the yield to maturity of United States Treasury obligations that mature on or about the date of maturity of the Note. Any fluctuating rate will not be greater than 200 basis points above the rate of interest announced publicly by the lending bank from time to time as its base or prime rate, but in no event will the initial fluctuating rate of interest exceed 9%.

          The Chairman explained that, although the Proposed Agreement does not represent a definitive agreement with any commercial bank, financial institution or other institutional investor, it is believed, on the basis of discussions with certain of such entities, that one or more of them would enter into an agreement on terms substantially similar to those in the Proposed Agreement. Accordingly, the Chairman recommended to the Board that it authorize the proper officers of the Company to enter into one or more new term loan agreements on terms substantially similar to those in the Proposed Agreement.

          Thereupon, upon motion duly made and seconded, it was unanimously

               RESOLVED, that the form, terms and provisions of the Proposed Agreement between the Company and one or more as yet unspecified commercial banks, financial institutions or other institutional investors, a copy of which has been submitted to this meeting, including the forms, terms and provisions of the Note of the Company appended thereto, be, and the same hereby are, in all respects approved; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized to execute and deliver in the name and on behalf of this Company, the Proposed Agreement in substantially the form of such agreement submitted to this meeting, at either a fixed rate of interest which shall not be greater than 250 basis points above the yield to maturity of United States Treasury obligations that mature on or about the maturity date of the Note issued thereunder, or a fluctuating rate of interest which shall not be greater than 200 basis points above the rate of interest announced publicly by the lending bank from time to time as its base or prime rate, but in no event will such initial fluctuation rate of interest exceed 9%, or at a combination of such described fixed or fluctuating rates, with such insertions therein and changes thereto as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the Chairman of the Board, the President, any Vice President or the Treasurer of this Company be, and each of them hereby is, authorized, in the name and on behalf of this Company, to borrow from one or more commercial banks, financial institutions or other institutional investors, up to $135,000,000, upon the terms and subject to the conditions of the Proposed Agreement as executed and delivered; and in connection therewith, to execute and deliver a promissory note in the form appended to the Proposed Agreement, with such insertions therein and changes thereto consistent with such Proposed Agreement as shall be approved by the officer executing the same, such execution to be conclusive evidence of such approval; and further

               RESOLVED, that the proper officers of this Company be, and they hereby are, authorized to execute and deliver such other documents and instruments, and to do such other acts and things, that in their judgment may be necessary or desirable in connection with the transactions authorized in the foregoing resolutions.




                 COLUMBUS SOUTHERN POWER COMPANY
                        POWER OF ATTORNEY


          Each of the undersigned directors or officers of COLUMBUS SOUTHERN POWER COMPANY, an Ohio corporation, which is to file with the Securities and Exchange Commission, Washington, D.C. 20549, under the provisions of the Securities Act of 1933, as amended, one or more Registration Statements for the registration thereunder of up to $135,000,000 aggregate principal amount of its Debt Securities comprising first mortgage bonds or secured or unsecured promissory notes, or a combination of each, in one or more new series, each series to have a maturity not exceeding 50 years, does hereby appoint E. LINN DRAPER, JR., G.
P. MALONEY, BRUCE M. BARBER and ARMANDO A. PENA his true and lawful attorneys, and each of them his true and lawful attorney, with power to act without the others, and with full power of substitution or resubstitution, to execute for him and in his name said Registration Statement(s) and any and all amendments thereto, whether said amendments add to, delete from or otherwise alter the Registration Statement(s) or the related Prospectus(es) included therein, or add or withdraw any exhibits or schedules to be filed therewith and any and all instruments necessary or incidental in connection therewith, hereby granting unto said attorneys and each of them full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all capacities, every act and thing whatsoever required or necessary to be done in and about the premises, as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

          IN WITNESS WHEREOF the undersigned have hereunto set their hands and seals this 25th day of August, 1997.


/s/ E. Linn Draper, Jr._____       /s/ G. P. Maloney___________
E. Linn Draper, Jr.     L.S.       G. P. Maloney           L.S.


/s/ P. J. DeMaria___________       /s/ James J. Markowsky______
P. J. DeMaria           L.S.       James J. Markowsky      L.S.


/s/ Henry Fayne_____________       /s/ J. H. Vipperman_________
Henry Fayne             L.S.       J. H. Vipperman         L.S.


/s/ Wm. J. Lhota____________
Wm. J. Lhota            L.S.